                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      of

                           Rhone-Poulenc Rorer Inc.

                                      at

                               $97 NET PER SHARE

                                      by

                              Rhone-Poulenc S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIREAT 5:00 P.M., NEW YORK CITY TIME,ON
            WEDNESDAY, OCTOBER 1, 1997 UNLESS THE OFFERIS EXTENDED.

                                                                August 22, 1997

To Our Clients:

  Enclosed for your consideration are an Offer to Purchase, dated August 22, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Rhone-Poulenc S.A., a societe anonyme organized under the laws of the Republic of France ("Purchaser"), to purchase all issued and outstanding shares (the "Shares") of common stock, without par value per share, of Rhone-Poulenc Rorer Inc., a Pennsylvania corporation (the "Company"), at a price of $97 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"). We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The tender price is $97 per Share, net to you in cash.

    2. The Offer is being made for all issued and outstanding Shares.

    3. The Board of Directors of the Company and a special committee thereof comprised of the independent directors have each determined that each of the Offer and the Merger Agreement (as defined in the Offer to Purchase) is fair to, and in the best interests of, the Company, and recommend that shareholders accept the Offer and tender their Shares pursuant to the Offer.

    4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 1, 1997, UNLESS THE OFFER IS EXTENDED.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of the then issued and outstanding Shares, other than Shares owned by Purchaser (the "Purchaser Shares"), which, when taken together with the Purchaser Shares, constitutes 90% of the then issued and outstanding Shares.

    6. You will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Morgan Stanley & Co. Incorporated, UBS Securities LLC or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                          OF RHONE-POULENC RORER INC.
                             BY RHONE-POULENC S.A.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 22, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Rhone-Poulenc S.A., a societe anonyme organized under the laws of the Republic of France, to purchase all issued and outstanding shares (the "Shares") of common stock, without par value per share, of Rhone-Poulenc Rorer Inc., a Pennsylvania corporation.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:     , 1997                                     SIGN HERE

                                       _______________________________________

                                       _______________________________________

                                                    Signature(s)

 Number of Shares to be                _______________________________________
 Tendered:

                                       _______________________________________

                                            Please type or print name(s)

       Shares*                         _______________________________________

                                       _______________________________________
                                            Please type or print address

                                       _______________________________________
                                           Area Code and Telephone Number

                                       _______________________________________
                                          Taxpayer Identification or Social
                                                   Security Number

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*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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